Exhibit 99.1

22nd Century Group Announces $54 Million Common Stock Only Registered Direct Offering

Largest financing in the Company’s history provides more than 5 years of operating capital.

October 9, 2017

Clarence, New York – 22nd Century Group, Inc. (NYSE American: XXII), a plant biotechnology company that is a leader in tobacco harm reduction, announced today that it has entered into an agreement with institutional investors to receive approximately $54 million in gross proceeds in a registered direct offering through the sale of 20.57 million shares of common stock at a price of $2.625 per share. This no-warrant financing will be the largest capital raise – at the highest price per share – in the history of 22nd Century and will raise the Company’s cash balance to well over $60 million – enough to meet all regular operating expenses for more than five years.

The offering is expected to close on or about October 10, 2017, subject to customary closing conditions. The net proceeds of the financing will be used for general corporate purposes, including working capital, as the Company begins licensing and strategic partnership discussions with major tobacco companies.

“We are very pleased to announce that, as a result of this no-warrant financing, 22nd Century will have more than 5 years of operating cash on hand,” explained Henry Sicignano, III, President and CEO of 22nd Century Group. “More than $50 million in net proceeds will significantly improve our balance sheet and, therefore, our negotiating position in discussions with potential licensing and strategic partners.”

Chardan acted as the sole placement agent for this transaction.

The securities described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-215391). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities are being be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY 10155, at (646) 465-9028, or the Securities and Exchange Commission's website at http://www.sec.gov.

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on genetic engineering and plant breeding which allows the increase or decrease of the level of nicotine in tobacco plants and the level of cannabinoids in cannabis plants. The Company’s primary mission in tobacco is to reduce the harm caused by smoking. The Company’s primary mission in cannabis is to develop proprietary hemp/cannabis strains for important new medicines and agricultural crops. Visit www.xxiicentury.com and www.botanicalgenetics.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 8, 2017, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact:

22nd Century Group

James Vail, Director of Communications

716-270-1523

jvail@xxiicentury.com

“The proceeds from this private placement will greatly strengthen our balance sheet. Further, the funds will facilitate several R&D catalysts as well as the achievement of revenue-generating milestones,” explained John T. Brodfuehrer, 22nd Century’s CFO. He added, “I expect the coming months to be very exciting for our shareholders.”